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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 29, 2009

Registration No. 333-163575

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VENOCO, INC.
(exact name of registrant as specified in its charter)

Delaware	1311	77-0323555
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS"
ON THE FOLLOWING PAGE)

370 17th Street, Suite 3900 Denver, Colorado 80202-1370 303-626-8300	Timothy Marquez Chairman and Chief Executive Officer 370 17th Street, Suite 3900 Denver, Colorado 80202-1370 303-626-8300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John Elofson
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: 303-892-9400

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

11.50% Senior Notes due 2017	$150,000,000	100%	$150,000,000	$8,370(4)

Guarantees(2)(3)	NA	NA	NA	NA

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)
The guarantors are each of the subsidiaries of Venoco, Inc. that have guaranteed the notes being registered. Those subsidiaries are identified below in the "Table of Co-Registrants".

(3)
No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933.

(4)
Previously paid.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Whittier Pipeline Corporation	1311	77-0449051	Delaware
TexCal Energy (LP) LLC	1311	74-3130806	Delaware
TexCal Energy (GP) LLC	1311	74-3130808	Delaware
TexCal Energy South Texas L.P.	1311	74-3130812	Texas
Catco Energy LLC	1311	26-1722577	Delaware

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: 370 17th Street, Suite 3900; Denver, Colorado 80202-1370; Telephone: 303-626-8300

        Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Timothy Marquez; Chairman and Chief Executive Officer; 370 17th Street, Suite 3900; Denver, Colorado 80202-1370; Telephone: 303-626-8300

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 29, 2009

PROSPECTUS

VENOCO, INC. Offer to Exchange up to $150,000,000
11.50% Senior Notes due 2017 Which Have Been Registered Under the Securities Act of 1933 For Any and All Outstanding Unregistered 11.50% Senior Notes due 2017

Terms of the Exchange Offer

  •
  We are offering to exchange up to $150,000,000 of our outstanding unregistered 11.50% Senior Notes due 2017 ("old notes") for new notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended ("new notes").

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                                    , 2010, unless we decide to extend the expiration date.

  •
  We will exchange for an equal principal amount of new notes all old notes that you validly tender and do not validly withdraw before the exchange offer expires.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration date of the exchange offer.

  •
  The exchange of new notes for old notes should generally not be a taxable event for U.S. federal income tax purposes.

Terms of the New 11.50% Senior Notes due 2017 Offered in the Exchange Offer

  •
  The terms of the new notes are identical to the terms of the old notes that were issued on October 7, 2009, except that the new notes will be registered under the Securities Act of 1933, as amended (the "Securities Act") and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. We will not list the new notes on any securities exchange.

        You should carefully consider the risk factors beginning on page 9 of this prospectus before participating in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes, to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                                    , 2009

        This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing regardless of the time of delivery of this prospectus or of any exchange of our old notes for new notes. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

        You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following:

Corporate Secretary
Venoco, Inc.
6267 Carpinteria Ave., Suite 100
Carpinteria, California 93013
805-745-2253

        In order to ensure timely delivery of the requested documents, requests should be made no later than five business days before the expiration date of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain "forward-looking statements", as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words "anticipate", "intend", "believe", "estimate", "project", "expect", "plan", "should" or similar expressions are intended to identify such statements. Forward-looking statements included in this prospectus and the documents incorporated by reference herein relate to, among other things, estimates of our oil and natural gas reserves, expected future production, expenses and cash flows, the nature, timing and results of capital expenditure projects, amounts of future capital expenditures, our future debt levels and liquidity, the future amount of the borrowing base under our revolving credit facility and our receipt of approvals relating to the South Ellwood full-field development project. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2008, a document we refer to as our 2008 10-K, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, a document we refer to as our Third Quarter 2009 10-Q. Certain cautionary statements are also included elsewhere in this prospectus and the documents incorporated by reference herein, including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date of this prospectus, or, in the case of documents incorporated by reference herein, as of the date of the relevant document. All forward-looking statements attributable to us, or persons acting on our behalf, including subsequent written and oral forward-looking statements, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the "Risk Factors" section of this prospectus, our 2008 10-K, our Third Quarter 2009 10-Q, and such things as:

  •
  changes in oil and natural gas prices, including reductions in prices that would adversely affect our revenues, income, cash flow from operations, liquidity and reserves;

  •
  a continuation of, or further deterioration in, currently adverse general economic conditions;

  •
  risks related to our level of indebtedness;

  •
  our ability to replace oil and natural gas reserves;

  •
  risks arising out of our hedging transactions;

  •
  our inability to access oil and natural gas markets due to operational impediments;

  •
  uninsured or underinsured losses in, or operational problems affecting, our oil and natural gas operations;

  •
  inaccuracy in reserve estimates and expected production rates;

  •
  exploitation, development and exploration results, including from enhanced recovery activities;

  •
  our ability to manage expenses, including expenses associated with asset retirement obligations;

  •
  a lack of available capital and financing, including as a result of a reduction in the borrowing base under our revolving credit facility;

  •
  the potential unavailability of drilling rigs and other field equipment and services;

  •
  the existence of unanticipated liabilities or problems relating to acquired businesses or properties;

ii

  •
  difficulties involved in the integration of operations we have acquired or may acquire in the future;

  •
  factors affecting the nature and timing of our capital expenditures;

  •
  the impact and costs related to compliance with or changes in laws or regulations governing our oil and natural gas operations;

  •
  delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;

  •
  environmental liabilities;

  •
  loss of senior management or technical personnel;

  •
  acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us; and

  •
  other factors, many of which are beyond our control.

iii

 PROSPECTUS SUMMARY

        The following summary may not contain all the information that may be important to you. You should carefully consider this entire prospectus, including the "Risk Factors" section beginning on page 9, the documents incorporated by reference and the documents to which we refer you before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. In this prospectus, "Venoco", the "company", "we", "our" and "us" refer to Venoco, Inc. and its subsidiaries collectively, unless otherwise indicated or the context otherwise requires.

        We are an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. Since our founding in 1992, our core areas of focus have been offshore and onshore California. Our principal properties are characterized by long reserve lives, predictable production profiles and substantial opportunities for further exploitation and development, and are located in the following areas:

  •
  Sacramento Basin—Onshore natural gas fields including the Willows and Greater Grimes fields in Solano, Contra Costa, San Joaquin and Colusa Counties.

  •
  Southern California—Offshore fields, including South Ellwood, Santa Clara Federal Unit (Sockeye) and Dos Cuadras, and onshore fields, including Beverly Hills West, West Montalvo, Santa Clara Avenue and Cat Canyon.

  •
  Texas—Onshore fields, primarily the Manvel field in Brazoria County.

        Venoco, Inc. is a Delaware corporation. Our principal executive offices are located at 370 17th Street, Suite 3900, Denver, CO 80202-1370, and our telephone number at that address is 303-626-8300.

        For additional information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

The Exchange Offer

        On October 7, 2009, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver this prospectus and to offer the new notes in exchange for the old notes.

Exchange Offer	We are offering to exchange $1,000 principal amount of our 11.50% Senior Notes due 2017 registered under the Securities Act, which we refer to as "new notes", for each $1,000 principal amount of our outstanding 11.50% Senior Notes due 2017 issued on October 7, 2009 in a private offering, which we refer to as "old notes". In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all old notes validly offered for exchange, or "tendered", and not validly withdrawn. As of the date of this prospectus, there is $150,000,000 aggregate principal amount of old notes outstanding.
Expiration Date	The exchange offer expires at 5:00 p.m. New York City time, on 2010, unless we decide to extend the expiration date.

Resale of the New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

•       are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act (or if you are such an "affiliate", you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

• are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;
• acquired the new notes issued in the exchange offer in the ordinary course of your business;
• are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities; and
• are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

By tendering your notes as described in "The Exchange Offer—Procedures for Tendering", you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

If you are a broker-dealer that acquired old notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under "Restrictions on Sale by Broker-Dealers" below.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker-Dealers	If you are a broker-dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes.
Consequences If You Do Not Exchange Your Old Notes
If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights and your old notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your old notes.
Conditions	The exchange offer is subject to certain customary conditions, which we may waive, as described below under "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Old Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:
• your old notes by timely confirmation of book-entry transfer through The Depository Trust Company (the "DTC");
• an agent's message from the DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and
• all other documents required by the letter of transmittal.
These actions must be completed before the expiration of the exchange offer.
Alternatively, the procedures described under "The Exchange Offer—Guaranteed Delivery" may be followed in certain circumstances.
You must comply with DTC's standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.
Withdrawal of Tenders	You may withdraw your tender of old notes under the exchange offer at any time prior to the expiration date.
Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Tax Consequences	The exchange of new notes for old notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Consequences."
Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Attn: Specialized Finance, telephone number 800-934-6802. Eligible institutions may make requests by facsimile at 651-495-8158.

The New Notes

        This exchange offer applies to any and all outstanding old notes. The terms of the new notes will be essentially the same as the old notes, except that (1) the new notes will not be subject to the restrictions on transfer that apply to the old notes, (2) the new notes will not be subject to the registration rights relating to the old notes, and (3) the new notes will not contain provisions for payment of additional interest in case of non-registration. The new notes issued in this exchange offer will evidence the same debt as the old notes and both series of notes will be entitled to the benefits of the same indenture and treated as a single class of debt securities. In this document, we sometimes refer to the old notes and the new notes together as the "notes".

Issuer	Venoco, Inc.
Securities	$150,000,000 principal amount of 11.50% senior notes due 2017.
Maturity	October 1, 2017.
Interest	Annual rate: 11.50%. The notes offered by this prospectus will pay interest semi-annually in cash in arrears on April 1 and October 1 of each year beginning on April 1, 2010.
Guarantees
The notes will be guaranteed on a senior unsecured basis, jointly and severally, by substantially all of our existing and future domestic restricted subsidiaries that incur indebtedness or guarantee indebtedness of us or a guarantor. All of our existing subsidiaries are restricted subsidiaries. All of our subsidiary guarantors also guarantee our revolving credit facility and our second lien term loan facility.
Ranking	The notes are senior unsecured obligations and rank:
• senior in right of payment to all our existing and future subordinated indebtedness;
• pari passu in right of payment with any of our existing and future senior unsecured indebtedness that is not by its terms subordinated to the notes; and

•       effectively junior in right of payment to our existing and future secured indebtedness, including indebtedness under our revolving credit facility and our second lien term loan facility, to the extent of the collateral securing that indebtedness.

As of December 28, 2009, we have approximately $57.9 million outstanding under our revolving credit facility and $494.5 million outstanding under our second lien term loan facility.
Optional Redemption
We may redeem the notes, in whole or in part and at any time, at a "make-whole" redemption price described under "Description of the New Notes—Optional Redemption", together with any accrued and unpaid interest to the date of redemption.

We may also, at any time or from time to time before October 1, 2012, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of a public or private equity offering at a redemption price of 111.50% of the principal amount of the notes, plus any accrued and unpaid interest, if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering.

We may also redeem all or any part of the notes on and after October 1, 2013 upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth under "Description of the New Notes—Optional Redemption", plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date.
Change of Control
In the event a change of control event occurs, each holder of notes may require us to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur, assume or guarantee additional indebtedness;
• pay dividends or distributions or redeem or repurchase capital stock;
• prepay, redeem or repurchase debt that is subordinate to the notes, except with the proceeds of an equity offering or certain permitted refinancings;
• make loans and other types of investments;

• incur liens;
• sell or otherwise dispose of assets, including capital stock of subsidiaries;
• consolidate or merge with or into, or sell substantially all of our assets to, another person;
• enter into transactions with affiliates; and
• enter into new lines of business.
These covenants are subject to important exceptions and qualifications that are described in "Description of the New Notes."
Transfer Restrictions; Absence of a Public Market for the Notes
The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for listing of the new notes on any securities exchange or for the quotation of the new notes in any automated dealer quotation system.
Risk Factors
You should refer to the section of this prospectus entitled "Risk Factors" on page 9 for a discussion of the factors you should carefully consider before deciding to invest in the notes, including factors affecting forward-looking statements.

 SELECTED HISTORICAL FINANCIAL DATA

        The following table presents selected historical financial data for the periods indicated. The historical financial information as of and for each of the years in the five-year period ended December 31, 2008 and the nine-month periods ended September 30, 2008 and 2009 was derived from our consolidated financial statements.

        The financial information set forth below is not necessarily indicative of future results. In the opinion of management, our unaudited interim financial statements reflect all adjustments necessary to present fairly our financial position at September 30, 2008 and 2009 and our income and cash flows for the nine-month periods ended September 30, 2008 and 2009. All such adjustments are of a normal recurring nature. We urge you to read the selected financial information set forth below in conjunction with the audited and unaudited financial statements included in the 2008 10-K and the Third Quarter 2009 10-Q.

	Years ended December 31,					Nine months ended September 30, (unaudited)
	2004(2)(3)	2005	2006	2007	2008	2008	2009(4)
	(in thousands, except per share data)
Statement of Operations Data:
Oil and natural gas sales	$137,819	$191,772	$268,822	$373,155	$555,917	$461,838	$188,726
Other	5,457	4,456	5,470	3,355	3,603	2,812	2,547

Total revenues	143,276	196,228	274,292	376,510	559,520	464,650	191,273
Oil and natural gas production	49,567	54,038	87,505	119,321	149,504	107,565	80,280
Transportation expense	2,915	2,596	3,533	6,061	5,958	4,334	2,954
Depletion, depreciation and amortization	16,489	21,680	63,259	98,814	134,483	94,047	65,265
Impairment of oil and natural gas properties	—	—	—	—	641,000	—	—
Accretion of asset retirement obligations	1,482	1,752	2,542	3,914	4,203	3,065	4,174
General and administrative, net of amounts capitalized	11,272	16,007	28,317	31,770	43,101	31,466	26,164

Total expenses	81,725	96,073	185,156	259,880	978,249	240,477	178,837
Income (loss) from operations	61,551	100,155	89,136	116,630	(418,729)	224,173	12,436
Interest expense, net	2,269	13,673	48,795	60,115	54,049	41,063	30,282
Amortization of deferred loan costs	3,050	1,755	3,776	4,197	3,344	2,623	2,224
Interest rate derivative losses (gains), net	—	—	590	17,177	20,567	6,808	13,691
Loss on extinguishment of debt	—	—	—	12,063	—	—	582
Commodity derivative losses (gains), net	16,543	58,275	(3,626)	142,650	(116,757)	136,367	9,501

Total financing costs and other	21,862	73,703	49,535	236,202	(38,797)	186,861	56,280
Income (loss) before income taxes	39,689	26,452	39,601	(119,572)	(379,932)	37,312	(43,844)
Income tax provision (benefit)	16,088	10,300	15,650	(46,200)	11,200	14,400	(4,300)

Net income (loss)	23,601	16,152	23,951	(73,372)	(391,132)	22,912	(39,544)
Less: Net income attributable to noncontrolling interests	95	42	—	—	—	—	—

Net income (loss) attributable to Venoco, Inc.	23,506	16,110	23,951	(73,372)	(391,132)	22,912	(39,544)
Preferred stock dividends	(7,134)	—	—	—	—	—	—
Excess of carrying value over repurchase price of preferred stock(1)	29,904	—	—	—	—	—	—

Net income (loss) attributable to Venoco, Inc. applicable to common equity	$46,276	$16,110	$23,951	$(73,372)	$(391,132)	$22,912	$(39,544)

Earnings per common share:
Basic	$1.33	$0.49	$0.71	$(1.58)	$(7.75)	$0.45	$(0.78)
Diluted	$0.48	$0.49	$0.69	$(1.58)	$(7.75)	$0.44	$(0.78)

	Years ended December 31,					Nine months ended September 30, (unaudited)
	2004(2)(3)	2005	2006	2007	2008	2008	2009(4)
	(in thousands, except per share data)
Cash Flow Data:
Cash provided (used) by:
Operating activities	$43,309	$39,931	$89,090	$160,863	$212,379	$174,135	$89,699
Investing activities	(27,990)	(58,695)	(595,204)	(433,363)	(332,861)	(244,595)	26,481
Financing activities	30,979	(26,562)	505,089	273,871	110,938	65,265	(111,898)
Balance Sheet Data (end of period):
Cash and cash equivalents	$54,715	$9,389	$8,364	$9,735	$191	$4,540	$4,473
Plant, property and equipment, net	198,563	233,776	774,253	1,131,032	702,734	1,263,681	604,576
Total assets	298,882	302,558	893,193	1,265,485	864,254	1,404,955	715,169
Long-term debt, excluding current portion	163,542	178,943	529,616	691,896	797,670	752,765	689,178
Total Venoco, Inc. stockholders' equity (deficit)	48,439	4,334	190,316	245,602	(135,167)	275,770	(169,004)

(1)
Amount comprises the excess of the carrying value over the repurchase price of our mandatorily redeemable convertible preferred stock plus accrued and unpaid dividends net of unamortized issuance costs.

(2)
We acquired Marquez Energy, a Colorado limited liability company majority owned and controlled by our CEO, Timothy Marquez, in March 2005. The purchase price for the membership interests in Marquez Energy was $16.8 million (including a $2.0 million deposit paid in 2004). Because Marquez Energy was a company under common control with us since July 2004, our financial statements and production information for all of 2005 and for the third and fourth quarters of 2004 include Marquez Energy. For the same reason, the acquisition was accounted for in a manner similar to a pooling of interests whereby the historical results of Marquez Energy have been combined with our financial results since July 2004.

(3)
Mr. Marquez's percentage beneficial ownership in our common stock increased from approximately 94% to 100% on December 22, 2004, the date we effected a merger with a corporation the sole stockholder of which was the Marquez Trust. Accordingly, Mr. Marquez's basis in our assets has been "pushed-down" as of the date of the merger, meaning that our post-transaction financial statements reflect Mr. Marquez's basis in our assets (the successor basis) rather than our historical basis. The aggregate purchase price has been allocated to a portion of the underlying assets and liabilities based upon their respective fair values at the date of the merger, with the values of certain long-lived assets reduced on a pro rata basis for the excess of Mr. Marquez's portion of the fair value of acquired net assets over the purchase price of the shares acquired. Due to the de minimis impact on our results of operations for the nine-day period ended December 31, 2004, the successor basis of accounting has been applied to our financial statements as of December 31, 2004, with the consolidated statements of operations, comprehensive income (loss), and cash flows for the fiscal year ended 2004 being presented on a historical, or "predecessor" basis.

(4)
Amounts shown include Hastings data prior to its sale on February 2, 2009. See "Item 1. and Item 2. Business and Properties—Recent Developments—Hastings Sale" in our 2008 10-K.

 RISK FACTORS

        In addition to the other information set forth elsewhere or incorporated by reference in this prospectus (including the risk factors included in our 2008 10-K) the following factors relating to the exchange offer and the notes should be considered carefully in deciding whether to participate in the exchange offer.

Risks Related to the Exchange Offer and the Notes

If you fail to exchange the old notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your old notes.

        The old notes were not registered under the Securities Act or under the securities laws of any state. Any old notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, you may not resell the old notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes by this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. After this exchange offer, holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act. The liquidity of the market for old notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your old notes.

Late deliveries of old notes and other required documents could prevent a holder from exchanging its old notes.

        Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under "The Exchange Offer." Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for completion of the exchange procedure. Neither we nor the exchange agent is obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

        A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

There may not be a public market for the new notes, and you may find it difficult to sell your notes.

        You may find it difficult to sell your notes because an active trading market for the notes may not develop. We do not intend to apply for listing on any securities exchange of the new notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

        If a market for the new notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell will be unfavorable. It is also possible that any trading market that does develop for the notes will not be liquid. Future trading prices of the notes will depend on many factors, including:

  •
  our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the oil and natural gas industry generally;

  •
  our ability to complete the offer to exchange the old notes for the new notes;

  •
  the interest of securities dealers in making a market for the notes;

  •
  prevailing interest rates; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

You generally will be required to accrue taxable income attributable to original issue discount on the notes before you receive cash attributable to such original issue discount. You may be required to continue to accrue such taxable income even if we become unable to satisfy our payment obligations under the notes. Additionally, in the event we enter into bankruptcy, you may not have a claim for all or a portion of any unamortized amount of the original issue discount on the notes.

        The old notes were issued with original issue discount for U.S. federal income tax purposes. Accordingly, if you are an individual or entity subject to U.S. tax, you will be required to accrue interest in the form of original issue discount on a current basis in respect of the notes, include such accrued interest in income and pay tax accordingly, even before you receive cash attributable to that income and regardless of your method of accounting. Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the original issue discount on the notes.

Risks Related to Our Indebtedness

We have a substantial amount of debt and the cost of servicing, and risks related to refinancing, that debt could adversely affect our business and hinder our ability to make payments on the notes, and such risk could increase if we incur more debt.

        We have a substantial amount of indebtedness. At December 28, 2009, we had total outstanding debt of $695.0 million, comprised of $57.9 million under our revolving credit facility, $494.5 million under the second lien term loan and $142.7 million (net of discount) under our old notes.

        Interest obligations on our indebtedness are significant. Our indebtedness bears interest at a weighted average interest rate of 8.2% as of December 28, 2009. In 2008, we had interest expense of $54.4 million.

        Our level of indebtedness could have important effects on our business and on your investment in the notes. For example, they could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes and our other debt agreements and increase the risk that we may default on our debt obligations;

  •
  require us to dedicate a substantial portion of our cash flow from operations and certain types of transactions to payments on our debt, thereby reducing the amount of our cash flow available for working capital, capital expenditures, acquisition and other investment opportunities and other general business activities;

  •
  limit our flexibility in planning for, or reacting to, changes in commodity prices, our business or the oil and gas industry;

  •
  place us at a competitive disadvantage compared to our competitors that have lower debt service obligations and significantly greater operating and financing flexibility than we do;

  •
  limit our financial flexibility, including our ability to borrow additional funds on favorable terms or at all;

  •
  increase our vulnerability to general adverse economic and industry conditions; and

  •
  result in an event of default upon a failure to comply with financial covenants contained in our debt agreements which, if not cured or waived, could have a material adverse effect on our business, financial condition or results of operations.

        We may incur additional indebtedness. We currently are able to borrow up to $63.2 million under our revolving credit facility. The indenture governing the notes limits, but does not prohibit us from issuing secured indebtedness without equally and ratably securing the notes. Any secured debt we incur will effectively rank senior to the notes to the extent of the value of the collateral securing that debt. If we incur any additional unsecured indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our business. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify. A higher level of indebtedness increases the risk that we may default on our obligations under the notes.

        We also face a refinancing risk. Significant amounts of our indebtedness do not require current payments of principal, but are payable in full on maturity. Cash flow from operations is unlikely to be sufficient to repay the outstanding balance on the second lien term loan facility when it matures. Global capital markets have experienced a severe contraction in the availability of debt financing in the recent past. Financial effects of this crisis have been exacerbated in the oil and natural gas industry by the effect of volatile commodity prices. The ability to pay principal and interest on our debt, and to refinance our debt upon maturity, will depend not only upon our financial and operating performance, but on the state of the global economy, credit markets and commodity prices during the period through the time of refinancing, many of which are factors over which we have no control. If current adverse economic conditions persist, it will be considerably more difficult for us to meet payment obligations under and to refinance our debt agreements. There can be no assurances that we will be able to make principal and interest payments on our indebtedness and to refinance our indebtedness at maturity.

        If our cash flow and other capital resources are insufficient to fund our obligations under our debt agreements on a current basis and at maturity, we could attempt to refinance or restructure the debt or to repay the debt with the proceeds from an equity offering or from sales of assets. The proceeds of future borrowings, equity financings or asset sales may not be sufficient to refinance or repay the debt, and we may be unable to complete such transactions in a timely manner, on favorable terms, or at all. In addition, our debt agreements contain provisions that would limit our flexibility in responding to a shortfall in our expected liquidity by selling assets or taking certain other actions. For example, we could be required to use some or all of the proceeds of an asset sale to reduce amounts outstanding under our borrowing facilities in some circumstances. Any refinancing that requires the use of cash could require us to reduce or delay planned capital expenditures. There can be no assurance that any such strategies could be implemented on satisfactory terms, if at all.

Covenants in agreements governing our debt restrict our ability to engage in certain activities and, if we are in default on our covenants and the loans are accelerated, we may not be able to make payments on our indebtedness, including the notes.

        Our existing debt agreements restrict our ability to, among other things:

  •
  incur, assume or guarantee additional indebtedness;

  •
  pay dividends or distributions or redeem or repurchase capital stock;

  •
  prepay, redeem or repurchase debt other than debt under the revolving credit facility;

  •
  make loans and other types of investments;

  •
  incur liens;

  •
  sell or otherwise dispose of assets, including capital stock of subsidiaries;

  •
  consolidate or merge with or into, or sell substantially all of our assets to, another person;

  •
  enter into transactions with affiliates; and

  •
  enter into new lines of business.

        In addition, our revolving credit facility contains certain covenants, which, among other things, require the maintenance of a minimum current ratio and a maximum debt to EBITDA ratio (as defined in the agreement). Based on our current capital expenditure budget and current commodities prices, it may be difficult to maintain compliance with the maximum debt to EBITDA ratio covenant at the end of the first quarter of 2010 if we borrow a significant portion of the available capacity under the facility and our EBITDA is less than we expect due to operational problems, counterparties' failure to perform under our hedge agreements or other factors. Our ability to meet other covenants and requirements may also be affected by events beyond our control, and we cannot assure you that we will satisfy such covenants and requirements.

        Any default under our debt agreements, including a default under the revolving credit facility or the second lien term loan facility, that is not waived by the required lenders could make us unable to pay amounts due with respect to the notes and substantially decrease the market value of the notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed under the relevant debt agreement to be due and payable, together with accrued and unpaid interest. In addition, the lenders under the revolving credit facility could elect to terminate their commitments under the facility and cease making further loans. Moreover, the revolving credit facility, the second lien term loan facility and the indenture governing the notes each contain cross-default or cross-acceleration provisions that would be triggered by the occurrence of a default or acceleration under other debt agreements. If the payment of our indebtedness is accelerated, there can be no assurance that our assets would be sufficient to repay that indebtedness in full and any other indebtedness that would become due as a result of the acceleration.

        If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default, and we may not be able to obtain those waivers. If this occurs, we would be in default under the revolving credit facility, the lenders could exercise their rights and the lenders under the second lien term loan facility and the indenture governing the notes could exercise their cross-default or cross-acceleration rights as described above.

The old notes are and the new notes will be our senior unsecured obligations. As such, the old notes are and the new notes will be effectively subordinated to our secured debt.

        The old notes constitute, and the new notes will constitute, our senior unsecured debt and rank effectively junior in right of payment to our existing and future secured indebtedness, including indebtedness under the revolving credit facility and the second lien term loan facility, to the extent of the collateral securing that indebtedness. In addition, the notes rank equally in right of payment with our senior unsecured debt that may be outstanding from time to time and senior in right of payment to our subordinated debt that may be outstanding from time to time. As of December 28, 2009, we had outstanding $695.0 million of consolidated indebtedness, of which approximately $552.3 million represented secured debt which ranked ahead of the notes. If we are involved in any dissolution, liquidation or reorganization, our secured debt holders would be paid in full before you receive any amounts due under the notes to the extent of the value of the assets securing their debt. In that event, you may not be able to recover any principal or interest you are due under the notes.

If we undergo a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes. In addition, purchasing the notes pursuant to a change of control offer would violate the terms of our credit facilities. Some change of control events would cause a default under the terms of our credit facilities.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds to finance the offer. In addition, the terms of our credit facilities generally prohibit us from repurchasing indebtedness, including the notes. Accordingly, in the event of a change of control, our repurchase of notes in compliance with the terms of the indenture would constitute a default under the credit facilities. Conversely, our failure to make the required change of control offer in those circumstances would cause a default under the indenture.

        Our revolving credit facility and the second lien term loan facility also provide that a change of control, as defined in those agreements, will be a default that permits the lenders under the revolving credit facility to terminate their commitment to lend and accelerates the maturity of borrowings under both facilities, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions of the indenture to the holders of the notes. We would not be permitted to repurchase the notes prior to payment in full of amounts due under both of the credit facilities. Any future debt agreements we enter into may contain similar provisions.

        In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger, sale or other disposition of all or substantially all of our assets or other similar transactions. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a change of control as defined in the indenture that would trigger our obligation to repurchase the notes. If an event occurs that does not constitute a change of control as defined in the indenture, we will not be required to make an offer to repurchase the notes despite the occurrence of such event. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control".

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase.

        Borrowings under our credit facilities bear interest at variable rates and therefore expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase, subject to the effect of our interest rate swap contracts, even though the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis.

	Year Ended December 31,
								Nine Months Ended September 30, 2009
	2004	2005	2006	2007		2008
RATIO OF EARNINGS TO FIXED CHARGES	7.2x	2.6x	1.7x	(a	)	(a	)	(a	)

(a)
Earnings for the years ended December 31, 2007 and 2008 and for the nine months ended September 30, 2009 were insufficient to cover fixed charges by $119.6 million, $379.9 million and $43.8 million, respectively.

        For purposes of calculating the ratios of consolidated earnings to fixed charges:

  •
  "earnings" consist of earnings from continuing operations before income taxes, fixed charges and amortization of capitalized interest less interest capitalized; and

  •
  "fixed charges" consist of interest (whether expensed or capitalized), amortization of premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest expense within rental expense.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

 THE EXCHANGE OFFER

        The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement carefully.

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the old notes, we entered into a registration rights agreement with respect to the notes. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed that we will, subject to certain exceptions,

  •
  by April 5, 2010 (180 days after October 7, 2009), file a registration statement (the "exchange offer registration statement"), with the SEC with respect to a registered exchange offer to exchange each old note for a new note having terms substantially identical in all material respects to such old note;

  •
  use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by July 4, 2010 (270 days after October 7, 2009);

  •
  promptly after the effectiveness of the exchange offer registration statement, offer the new notes in exchange for the old notes; and

  •
  keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the notes.

        We have also agreed to include in the exchange offer registration statement a prospectus for use in any resales by any holder of old notes that is a broker-dealer and to keep such exchange offer registration statement effective for a period beginning when new notes are first issued in the exchange offer and ending upon the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes.

        In the event that:

  •
  any change in law or in applicable interpretations thereof by the staff of the SEC does not permit us to effect the exchange offer;

  •
  the date of effectiveness of the exchange offer registration statement has not occurred by July 4, 2010 (270 days after October 7, 2009) and the exchange offer has not been completed within 30 business days of the date of effectiveness of the exchange offer registration statement; or

  •
  any holder notifies us within 20 business days following the completion of the exchange offer that (A) such holder is prohibited by law from participating in the exchange offer, (B) such holder may not resell the new notes without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales, or (C) such holder is a broker-dealer and owns notes acquired directly from us or one of our affiliates, then, we and the subsidiary guarantors will, in lieu of or in addition to conducting the exchange offer,

  •
  within 90 days after the occurrence of such event, file a shelf registration statement with the SEC covering resales of the old notes or the new notes, as the case may be;

  •
  use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th day after the shelf registration statement filing obligation arises; and

  •
  use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of (A) two years from the effective date of the shelf registration statement and (B) such time as there are no longer any notes outstanding that constitute "registrable securities" as defined in the registration rights agreement.

        We will, in the event a shelf registration statement is filed, among other things, upon the request of any holder, use commercially reasonable efforts to enable such holder to use the prospectus forming a part of the shelf registration statement. A person selling notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

        We will pay, as liquidated damages, additional cash interest on the applicable old notes and new notes, subject to certain exceptions:

  •
  if we have not filed the exchange offer registration statement on or before by April 5, 2010 (180 days after October 7, 2009), or the shelf registration statement within 90 days after the occurrence of an event requiring the filing of such registration statement;

  •
  if the exchange offer registration statement is not declared effective by the SEC on or prior to July 4, 2010 (270 days after October 7, 2009) or, if we are obligated to file a shelf registration statement, a shelf registration statement is not declared effective by the SEC on or prior to the 180th day after the shelf registration statement filing obligation arises;

  •
  if the exchange offer is not consummated 30 business days after the date of effectiveness of the exchange offer registration statement; or

  •
  if, after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter is withdrawn or becomes subject to a stop order under the Securities Act.

        The additional interest will accrue at a per annum rate of 0.25% for the first 90 days of the registration default period, at a per annum rate of 0.50% for the second 90 days of the registration default period, at a per annum rate of 0.75% for the third 90 days of the registration default period and at a per annum rate of 1.0% thereafter for the remaining portion of the registration default period. We will pay such additional interest on regular interest payment dates.

        We may require each person requesting to be named as a selling security holder to furnish to us such information regarding the person and the distribution of the notes by the person as we may from time to time reasonably require for the inclusion of the person in the shelf registration statement, including requiring the person to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any person as a selling security holder who fails to provide us with such information.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of old notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of new notes. Holders may tender some or all of their old notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

        The form and terms of the new notes will be the same as the form and terms of the old notes except that:

  •
  the new notes will have a different CUSIP number from the old notes;

  •
  the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

  •
  the new notes will not be subject to the registration rights relating to the old notes; and

  •
  the new notes will not contain provisions for payment of additional interest in case of non-registration.

        The new notes will evidence the same indebtedness as the old notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the old notes. As a result, the old notes and the new notes will be treated as a single series of notes under the indenture.

        No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue of the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on old notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the old notes on the first interest payment date after the expiration date.

        Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, you must meet the following conditions in order to receive freely transferable new notes:

  •
  you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act (or if you are such an "affiliate", you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

  •
  you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  you acquired the new notes issued in the exchange offer in the ordinary course of your business;

  •
  you are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities; and

  •
  you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        By tendering your old notes as described in "—Procedures for Tendering", you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

  •
  you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

  •
  you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        A broker-dealer that has bought old notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes.

        Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        Holders of notes do not have appraisal or dissenters' rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Expiration Date

        The exchange offer will expire at 5:00 p.m. New York City time on                                    , 2010, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

Extensions, Delays in Acceptance, Termination or Amendment

        We reserve the right, in our sole discretion to:

  •
  delay accepting for exchange any old notes,

  •
  extend the exchange offer,

  •
  terminate the exchange offer, or

  •
  to amend the terms of the exchange offer in any way we determine.

        We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver, and extend the offer if required by law.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., Denver time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or to exchange new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

  •
  any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

  •
  any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

  •
  any other change or development shall have occurred, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the old notes or the value of the exchange offer to us; or

  •
  there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

        If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders and terminate the exchange offer;

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the old notes. If the exchange offer would otherwise expire, we will extend the exchange offer for five to ten business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

        Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our sole discretion to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

  •
  purchase old notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

        Except in limited circumstances, only a participant with The Depository Trust Company (the "DTC") listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer:

  •
  you must instruct DTC and a DTC participant by completing the form "Instructions to DTC Participant From Beneficial Owner" accompanying this prospectus of your intention to tender your old notes for new notes; and

  •
  DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under "—Book-Entry Transfer" and in the letter of transmittal.

        Alternatively, the procedures described below under "—Guaranteed Delivery" may be followed in certain circumstances.

        By tendering, you will make the representations described below under "—Representations on Tendering Old Notes". In addition, each broker-dealer that receives new notes for its account in the exchange offer, where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." The tender by a holder of old notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        The method of delivery of the form "Instructions to DTC Participant From Beneficial Owner" or transmission of an agent's message and all other required documents, as described under "—Book-Entry Transfer," to the exchange agent is at the election and risk of the tendering holder of old notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after timely:

  •
  confirmation of book-entry transfer of the old notes into the exchange agent's account; and

  •
  receipt by the exchange agent of an "agent's message" and all other required documents specified in the letter of transmittal.

        The confirmation, agent's message and any other required documents must be received at the exchange agent's address listed below under "—Exchange Agent" on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes stating:

  •
  the aggregate principal amount of old notes which have been tendered by the participant;

  •
  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

  •
  that we may enforce such agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under "Representations on Tendering Old Notes" are true and correct.

Guaranteed Delivery

        If you wish to tender your old notes and time will not permit your letter of transmittal and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may nevertheless tender if all of the following conditions are complied with:

  •
  your tender is made by or through an eligible institution; and

  •
  on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery,

    by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

  (a)
  set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

  (b)
  state that the tender is being made thereby;

  (c)
  guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof properly completed and validly executed, together with a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

  (d)
  the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the expiration date.

Representations on Tendering Old Notes

        To exchange your old notes for transferable new notes in the exchange offer, you will be required to represent to the effect that you:

  •
  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act (or if you are such an "affiliate", you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

  •
  are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  acquired the new notes issued in the exchange offer in the ordinary course of your business;

  •
  are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities; and

  •
  are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See also "Plan of Distribution."

Withdrawal of Tenders

        Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "—Procedures For Tendering" at any time prior to the expiration date.

Fees and Expenses

        We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Consequences of Failure to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely confirmation of book-entry transfer of the old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and all other required documents specified in the letter of transmittal. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange or waive any such defects or irregularities. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

        Neither we nor our board of directors make any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

 DESCRIPTION OF THE NEW NOTES

        We issued the old notes, and will issue the new notes, under an indenture (the "indenture"), between us, the Guarantors and U.S. Bank National Association, as trustee (the "trustee"). The old notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The indenture is governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. For purposes of this description, unless the context otherwise requires, references to the "notes" includes the new notes, the old notes, and any additional notes (as described below).

        You can find the definitions of certain terms used in this description under "—Certain Definitions" and "—Principal, Maturity and Interest." In this description, the word "Company" refers only to Venoco, Inc. and not to any of its subsidiaries.

BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

The Notes

        The old notes are and the new notes will be:

  •
  general unsecured obligations of the Company;

  •
  senior in right of payment to all existing and future subordinated Indebtedness of the Company;

  •
  pari passu in right of payment with any existing and future senior unsecured Indebtedness of the Company that is not by its terms subordinated to the notes;

  •
  effectively junior in right of payment to the Company's existing and future secured Indebtedness, including Indebtedness under the Credit Agreement and the Term Loan Agreement, to the extent of the collateral securing that Indebtedness; and

  •
  unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Subsidiary Guarantees

        The old notes are and the new notes will be guaranteed on a senior basis by all of the Company's existing and future domestic Restricted Subsidiaries other than Ellwood Pipeline, Inc. (if and so long as Ellwood Pipeline, Inc. constitutes a crude oil common carrier prohibited from guaranteeing an affiliate shipper's debt) that incur Indebtedness or guarantee Indebtedness of the Company or a Guarantor. The Subsidiaries that guarantee the notes are the same Subsidiaries that guarantee the Company's Credit Agreement and the Term Loan Agreement.

        Each guarantee of the old notes is and each guarantee of the new notes will be:

  •
  a general unsecured obligation of the Guarantor;

  •
  senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor;

  •
  pari passu in right of payment with any existing and future senior unsecured Indebtedness of that Guarantor; and

  •
  effectively junior in right of payment to that Guarantor's existing and future secured Indebtedness, including its guarantee of Indebtedness under the Credit Agreement and the Term Loan Agreement, to the extent of the value of the collateral securing that Indebtedness.

        The indenture permits us and our Restricted Subsidiaries to incur additional Indebtedness, including senior secured Indebtedness under the Credit Agreement.

        As of the date of the indenture, all of our Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

        The Company issued old notes with an initial aggregate principal amount of $150 million. The Company may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on October 1, 2017.

        Interest on the notes will accrue at the rate of 11.50% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2010. The Company will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15. Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions.

        All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

        The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Domestic Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Company, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

        The Company's payment obligations with respect to the old notes are and the new notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors. In the future, the notes will be guaranteed by each of the Company's Domestic Subsidiaries, other than Ellwood Pipeline, Inc. (if and so long as Ellwood Pipeline, Inc. constitutes a crude oil common carrier prohibited from guaranteeing an affiliate shipper's debt) that incur Indebtedness or guarantee Indebtedness of the Company or a Guarantor. See "—Certain Covenants—Future Subsidiary Guarantees." These Subsidiary Guarantees are and will be joint and several obligations of the Guarantors. The obligations of each Guarantor are and will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. See "Risk Factors—Risks Relating to Our Indebtedness—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1)
immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)
either:

(a)
the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or a Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture substantially in the form specified in the indenture, under the notes, the indenture and its Subsidiary Guarantee; or

(b)
the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

        Each Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to the Company or another Guarantor without limitation, except to the extent that any such transaction is subject to the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or "—Repurchase at the Option of Holders—Asset Sales."

        The Subsidiary Guarantee of a Guarantor will be released:

(1)
in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture; or

(2)
in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture; or

(3)
if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)
at any time as such Guarantor does not have outstanding any Indebtedness or guarantee any Indebtedness of the Company or a Guarantor; or

(5)
upon Legal Defeasance or Covenant Defeasance as described below under "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under "—Satisfaction and Discharge."

See "—Repurchase at the Option of Holders—Asset Sales."

OPTIONAL REDEMPTION

        Except as described below, the notes will not be redeemable at the Company's option prior to October 1, 2013.

        On and after October 1, 2013 the Company may redeem all or any part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve- month period beginning on October 1 of the years indicated below:

Year	Percentage
2013	105.7500%
2014	102.8750%
2015	101.4375%
2016 and thereafter	100.0000%

        The notes will also be redeemable, in whole or in part, at the Company's option at any time or from time to time, prior to October 1, 2013, at the Make-Whole Price (as defined below), in accordance with the provisions of the indenture.

        "Make-Whole Price" means an amount equal to the greater of:

(1)
100% of the principal amount of the notes to be redeemed; and

(2)
the sum of the present values of (A) the redemption price of the notes at October 1, 2013 (as set forth above) and (B) the remaining scheduled payments of interest from the redemption date to October 1, 2013 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in the case of both (1) and (2), accrued and unpaid interest and Additional Interest, if any, to the redemption date. Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable redemption date, interest will cease to accrue on the notes to be redeemed.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to October 1, 2013, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee or, at the election of the trustee, an agent selected by the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means UBS Securities LLC and its successors, at the Company's option, or, if such firm or its successors, if any, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

        "Reference Treasury Dealer" means UBS Securities LLC and three additional primary U.S. government securities dealers in New York City (each a "Primary Treasury Dealer") selected by the Company, and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another Primary Treasury Dealer).

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee or, at the election of the trustee, an agent selected by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee or such agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H. 15(159)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

        The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

        At any time prior to October 1, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.50% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

(1)
at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2)
the redemption occurs within 120 days of the date of the closing of such Equity Offering.

Selection and Notice

        If fewer than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)
if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)
if the notes are not listed on any national securities exchange, on a pro rata basis.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

        Except as set forth below under "—Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of settlement (the "Change of Control Settlement Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date the Company will:

(1)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly thereafter mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making the Change of Control Offer.

        The provisions described above that require the Company to make a Change of Control Offer in connection with a Change of Control may defer certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effect such transactions. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The Company's ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of the events that constitute a Change of Control will constitute a default under the Credit Agreement and the Term Loan. In addition, certain events that may constitute a change of control under the Credit Agreement and the Term Loan and cause a default thereunder may not constitute a Change of Control under the indenture. Future Indebtedness of the Company and the Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. The Credit Agreement and the Term Loan currently prohibit the Company from purchasing any notes. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions. In the event a Change of Control occurs at a time when the Credit Agreement, the Term Loan Agreement or other agreements prohibit the Company from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibitions. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to comply with the foregoing provisions would constitute an Event of Default under the indenture, which may result in a cross-default under the Credit Agreement and the Term Loan Agreement and could also constitute a default under other agreements. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to Our Indebtedness—If we undergo a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes. In addition, purchasing the notes pursuant to a change of control offer would violate the terms of our credit facilities. Some change of control events would cause a default under the terms of our credit facilities."

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)
such determination of fair market value shall be as determined in good faith by senior management of the Company or, if the consideration with respect to such Asset Sale exceeds $10 million, by the Company's Board of Directors; and

(3)
at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)
any Indebtedness, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that is assumed by the transferee of any such assets if and only if the Company or such Subsidiary is released from any further liability; and

(b)
any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(i)
to repay Senior Debt;

(ii)
to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person;

(iii)
to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business;

(iv)
to make one or more capital expenditures; or

(v)
to acquire other assets that are used or useful in the Oil and Gas Business.

        Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds."

        On the 361st day after the Asset Sale (or, at the Company's option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $20.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, and will be payable in cash. If the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest (including Additional Interest, if any) will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender notes pursuant to the Asset Sale Offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes and other pari passu Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Payment Date"), the Company will purchase the principal amount of notes and other pari passu Indebtedness required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all notes and other pari passu Indebtedness validly tendered in response to the Asset Sale Offer. On or before the Asset Sale Payment Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of notes and other pari passu Indebtedness or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all notes and other pari passu Indebtedness so validly tendered and not properly withdrawn. The Company will deliver to the trustee an officers' certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant; and, in addition, the Company will make such deliveries of all certificates and notes as are required by the agreements governing the other pari passu Indebtedness. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of notes, an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new note, and the trustee, upon delivery of an officers' certificate from the Company will authenticate and mail or deliver such new note to such Holder, in a principal amount equal to any unpurchased portion of the note surrendered.

In addition, the Company will take any and all other actions required by the agreements governing the other pari passu Indebtedness. Any note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The Company's Credit Agreement and the Term Loan Agreement prohibit the Company from purchasing any notes, and also provide that certain asset sale events with respect to the Company are prohibited, or if permitted require in certain circumstances a reduction in the borrowing base and repayment of the borrowings under the Credit Agreement to the extent of any outstanding credit borrowings in excess of the adjusted borrowing base and repayment of the Term Loan Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer is required to be made at a time when the Company is prohibited from purchasing notes, the Company would be required either to seek the consent of its lenders to the purchase of notes or attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt.

CERTAIN COVENANTS

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)
make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4)
make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)
no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)
the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(3)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (6), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)
50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing October 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)
100% of the aggregate Net Cash Proceeds received by the Company (including the fair market value of any Additional Assets to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

(c)
the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); plus

(d)
the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(i)
repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to a purchaser other than the Company or a Subsidiary, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

(ii)
the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (d) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (d) to the extent it is already included in Consolidated Net Income.

        So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)
the payment of any dividend within 60 days after the date of declaration of the dividend, or a redemption payment after the giving of an irrevocable notice of redemption, if at the date of declaration the dividend payment or redemption payment would have complied with the provisions of the indenture;

(2)
the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (3)(b) of the preceding paragraph;

(3)
any defeasance, retirement, purchase, redemption or other acquisition of Subordinated Obligations of the Company or any Guarantor, as the case may be, made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Subordinated Obligations of the Company or any Subsidiary Guarantor, as the case may be, that qualify as Permitted Refinancing Indebtedness, provided that the obligors on such new Subordinated Obligations shall not include obligors that were not obligors on the Subordinated Obligations being defeased, retired, repurchased, redeemed or acquired; provided, however, that such defeasance, retirement, purchase, redemption or acquisition will be excluded in subsequent calculations of the amount of Restricted Payments;

(4)
in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest therein; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the notes as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(5)
in the event of an Asset Sale that requires the Company to offer to repurchase notes pursuant to the covenant described under "—Repurchase of the Option of Holders—Asset Sales," and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, 100% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an Asset Sale Offer with respect to the notes pursuant to the provisions of the covenant described under "—Repurchase of the Option of Holders—Asset Sales"; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments);

(6)
the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(7)
the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former director or employee of the Company or any of its Restricted Subsidiaries pursuant to any director or employee equity subscription agreement or plan, stock option agreement or similar agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period; provided, that such payments will be excluded from any subsequent calculation of the amounts of Restricted Payments; provided further that such amount in any twelve-month period may be increased in an amount not to exceed (a) the cash proceeds from the issue or sale of Equity Interests (other than Disqualified Stock) to any such officers, directors, employees or consultants that occurs after the Issue Date to the extent proceeds from the issue or sale of such Equity Interests have not otherwise been applied to make Restricted Payments plus (b) the cash proceeds of key man life insurance received by the Company or its Restricted Subsidiaries after the Issue Date;

(8)
the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise;

(9)
the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this covenant; and

(10)
other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $25.0 million.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined (i) in good faith by senior management of the Company and (ii) if the fair market value exceeds $10.0 million, by the Board of Directors.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), neither the Company nor any Guarantor will issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)
the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed an amount equal to the greater of (i) $50.0 million or (ii) 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(2)
the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3)
the incurrence by the Company and the Guarantors of Indebtedness represented by the notes issued and sold in this offering and the related Subsidiary Guarantees to be issued on the date of the indenture and new notes and the related Subsidiary Guarantees issued pursuant to any registration rights agreement;

(4)
the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding;

(5)
the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

(6)
the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)
if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b)
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)
the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(8)
the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness of the Company or any Guarantor that was permitted to be incurred pursuant to the first paragraph of this covenant or pursuant to clause (1), (3), (4), (6), (7), (9), (11), (12) or (13) or pursuant to clause (5) to the extent that the Permitted Refinancing Indebtedness incurred thereunder directly or indirectly refinances Indebtedness incurred pursuant to the first paragraph of this covenant or pursuant to clause (2) or (3);

(9)
the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10)
the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted

  Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

(11)
the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case, other than an obligation for money borrowed);

(12)
the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(13)
the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed the greater of $20.0 million or 5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed incurred under clause (1) of the second paragraph of this covenant and not under the first paragraph or clause (2) of the second paragraph.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S.

dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued interest on the Indebtedness being refinanced and the amount of all expenses and premiums incurred in connection therewith). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or assets (whether now owned or hereafter acquired), unless:

(1)
in the case of any Lien securing Subordinated Obligations of the Company or a Subsidiary Guarantor, the notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured until such time as such Subordinated Obligations are no longer so secured by that Lien; and

(2)
in the case of any other Lien (other than a Permitted Lien) securing Indebtedness, the notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the Senior Debt so secured until such time as such Senior Debt is no longer so secured by that Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2)
make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)
transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)
agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)
the indenture, the notes and the Subsidiary Guarantees;

(3)
applicable law;

(4)
any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)
any restriction that restricts in a customary manner the subletting, assignment or transfer of any property, right or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract;

(6)
purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)
any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(8)
Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)
encumbrances or restrictions in instruments evidencing Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company; provided, however, that such encumbrances or restrictions are not created, incurred or assumed in connection with, or in contemplation of, such acquisition;

(10)
Indebtedness permitted under the indenture containing encumbrances or restrictions that taken as a whole are not materially more restrictive (as determined in good faith by the Board of Directors of the Company) than the encumbrances and restrictions otherwise contained in the indenture;

(11)
Encumbrances or restrictions contained in Hedging Obligations permitted from time to time under the indenture;

(12)
Encumbrances securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

(13)
provisions with respect to the disposition or distribution of assets or property in joint venture agreements, agreements respecting Permitted Business Investments and other similar agreements entered into in the ordinary course of business; and

(14)
restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or continue in another jurisdiction; or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person, unless:

(1)
either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is organized or existing under the laws of the

  United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall promptly thereafter become a co-issuer of the notes pursuant to a supplemental indenture;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)
immediately after such transaction no Default or Event of Default exists;

(4)
the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(5)
the Company shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

        Notwithstanding the preceding clauses (3) and (4), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Guarantor, and (y) the Company may merge with an Affiliate solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1)
the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)
the Company delivers to the trustee:

(a)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, a written opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any Restricted Payment permitted to be made pursuant to the covenant described under "—Restricted Payments";

(2)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries;

(3)
loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $2.0 million;

(4)
any transaction between the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries;

(5)
the payment of reasonable and customary fees, or compensation paid for and indemnity or liability insurance provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company;

(6)
any reasonable employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(7)
the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any written agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially and adversely affect the rights of any Holders of the notes (as determined in good faith by the Board of Directors of the Company) as compared to the terms of the agreements in effect on the Issue Date;

(8)
any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of capital contribution from, Affiliates (or a Person that thereby becomes an Affiliate) of the Company;

(9)
transactions between the Company and any Person, a director of which is also a director of the Company; provided, however, that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(10)
advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under "—Restricted Payments" or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Future Subsidiary Guarantees

        If any Domestic Subsidiary that is not already a Guarantor, other than Ellwood Pipeline, Inc. (if and so long as Ellwood Pipeline, Inc. constitutes a crude oil common carrier prohibited from guaranteeing an affiliate shipper's debt), has outstanding or guarantees any other Indebtedness of the Company or a Guarantor, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it incurred or guaranteed such Indebtedness, as the case may be; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing), and the Company will furnish to the trustee and, upon its request, to any of the Holders of notes, within five Business Days of filing, or attempting to file, the same with the Commission:

(1)
all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

(2)
all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided, however, that if the Company ceases to be subject to the reporting requirements under Section 13(a) or 15(d) of the Exchange Act, such information and reports may exclude any certifications, reports or other information required to be a part of, or filed with, such reports pursuant to the provisions of the Sarbanes Oxley Act of 2002 or the rules and regulations of the Commission thereunder.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

        Each of the following is an Event of Default:

(1)
default in any payment of interest or Additional Interest, if any, on any note under the indenture when due, continued for 30 days;

(2)
default in the payment of principal of or premium, if any, on any note under the indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)
failure by the Company to comply for 30 days with the provisions described under "—Certain Covenants—Restricted Payments," or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

(4)
failure by the Company to comply with the provisions described under "—Repurchase at the Option of Holders—Asset Sales" or "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

(5)
(a) failure by the Company to comply with "—Certain Covenants—Reports" for 180 days; or (b) failure by the Company for 60 days after notice to comply with any of the other agreements in the indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)
is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7)
failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);

(8)
except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9)
certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        During the 180 day cure period provided under (5)(a) above, the interest rate on the notes shall be increased by 0.25% per annum.

        Holders of the notes may not enforce the indenture except as expressly provided in the indenture. The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest and Additional Interest, if any, or premium, if any, on the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Interest, if any, when due, no Holder may pursue any remedy with respect to the indenture or the notes unless:

(1)
such Holder has previously given the trustee notice that an Event of Default is continuing;

(2)
Holders of at least 25% in principal amount of the outstanding notes under the indenture have requested the trustee to pursue the remedy;

(3)
such Holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the outstanding notes under the indenture have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest or Additional Interest, if any, on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that existed at the end of such fiscal year and is continuing. The Company also is required to deliver to the trustee, within 5 Business Days after becoming aware of the occurrence thereof, written notice of any events which would constitute Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes on or after October 1, 2013 pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to October 1, 2013 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to that date, then the premium specified in the indenture with respect to the first year that the notes may be redeemed at the Company's option (other than with the net cash proceeds of an Equity Offering) will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

        No director, officer, employee, incorporator or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

(1)
the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest, Additional Interest, if any, or premium, if any, on such notes when such payments are due from the trust referred to below;

(2)
the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and the Company's obligations in connection therewith;

(4)
the optional redemption provisions of the indenture; and

(5)
the Legal Defeasance provisions of the indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest, Additional Interest, if any and premium, if any, on the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a)
the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)
since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the day of deposit;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)
the Company must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit (or, if any Holder or Beneficial Owner of notes is an insider of the Company, such later date as counsel may specify in such opinion), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7)
the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8)
the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)
reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes;

(3)
reduce the rate of or change the time for payment of interest on any note;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in currency other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes;

(7)
make any change in the covenants and definitions used therein described above under "—Optional Redemption," "Repurchase at the Option of Holders—Change of Control," and "Repurchase of the Option of Holders—Asset Sales";

(8)
impair the right of any Holder to receive payment of, premium, if any, principal of and interest and Additional Interest, if any, on such Holder's notes issued thereunder on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

(9)
release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(10)
make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes;

(3)
to provide for the assumption of the Company's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's properties or assets;

(4)
to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any Holder, provided that any change to conform the indenture to the offering memorandum pursuant to which the old notes were sold will not be deemed to adversely affect the legal rights under the indenture of any Holder;

(5)
to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens" or otherwise;

(6)
to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(7)
to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

(8)
to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(9)
to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the amendment.

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the notes which so consent in the time frame set forth in solicitation documents relating to such consent.

SATISFACTION AND DISCHARGE

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any to the date of fixed maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3)
the Company or any Guarantor has paid or caused to be paid all sums payable by it under the indenture;

(4)
the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be; and

(5)
the Company has delivered to the trustee an officers' certificate and an opinion of counsel, which, taken together, state that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

CONCERNING THE TRUSTEE

        If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with the Company or its Restricted Subsidiaries; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

GOVERNING LAW

        The indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

        The new notes, like the old notes, will be issued in one or more permanent global notes in registered form without interest coupons (the "Global Notes").

        The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, socíeté anonyme ("Clearstream") (as indirect participants in DTC).

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DEPOSITORY PROCEDURES

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1)
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form ("Certificated Notes"), and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:

(1)
DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or

(2)
there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

        Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN DEFINITIONS

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

(1)
Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Assets" means:

(1)
any assets used or useful in the Oil and Gas Business;

(2)
the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)
Capital Stock constituting a minority in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

(a)
the sum of:

(i)
discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the first day of the fiscal year following the fiscal year for which audited financial statements are available and giving effect to applicable commodity Hedging Obligations, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A)
estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B)
estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year end (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve reports), and decreased by, as of the date of determination, the estimated discounted future net revenues from

    (C)
    estimated proved oil and gas reserves produced or disposed of since such year end, and

    (D)
    estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with Commission guidelines, in each case as estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose; provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenues shall be confirmed in writing by an independent petroleum engineer;

  (ii)
  the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements;

  (iii)
  the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements; and

  (iv)
  the greater of:

  (A)
  the net book value of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest annual or quarterly financial statement, and

  (B)
  the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements (provided that the Company shall not be required to obtain such appraisal solely for the purpose of determining this value); minus

(b)
the sum of:

(i)
Minority Interests;

(ii)
any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

(iii)
to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)
the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

        If the Company changes its method of accounting from the full cost method to the successful efforts or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

        "Adjusted Net Assets" of a Guarantor at any date means the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Subsidiary Guarantor at such date.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

(1)
the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or a sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2)
the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)
any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million;

(2)
a transfer of assets between or among any of the Company and its Restricted Subsidiaries,

(3)
an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)
a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(5)
a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(6)
dispositions of past due accounts and notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(7)
the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(8)
the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

(9)
the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or such Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10)
the sale or other disposition of cash or Cash Equivalents;

(11)
a Restricted Payment that is permitted by the covenant described above under "—Certain Covenants—Restricted Payments" or a Permitted Investment;

(12)
any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under "—Repurchase at the Option of Holders—Asset Sales";

(13)
the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien); and

(14)
a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 12(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

        "Board of Directors" means:

(1)
with respect to a corporation, the board of directors of the corporation;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)
with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Capital Stock" means:

(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

(1)
United States dollars;

(2)
securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)
certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition; and

(6)
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

(1)
any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group "Beneficially Owns", directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an entity the majority of the Voting Stock of which is owned by a Permitted Holder; or

(3)
the adoption of a plan or proposal for the liquidation or dissolution of the Company.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)
an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)
provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)
depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)
unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; minus

(6)
non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business (to the extent included in determining Consolidated Net Income); and minus

(7)
the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)
the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)
the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)
the cumulative effect of a change in accounting principles will be excluded;

(4)
income resulting from transfers of assets (other than cash) between such Person or any of its Restricted Subsidiaries, on the one hand, and an Unrestricted Subsidiary, on the other hand, will be excluded;

(5)
any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(6)
any extraordinary gain or loss will be excluded;

(7)
any asset impairment write downs on Oil and Gas Properties under GAAP or Commission guidelines will be excluded; and

(8)
any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133) will be excluded.

        In addition, notwithstanding the preceding, for the purposes of the covenant described under "—Certain Covenants—Restricted Payments" only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.

        "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2006, among the Company, the Guarantors, the financial institutions parties thereto, Bank of Montreal, as Administrative Agent and Lead Syndication Agent, and Harris Nesbitt Corp., as Lead Arranger, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including through capital markets transactions) from time to time.

        "Credit Facilities" means, (i) the Credit Agreement, (ii) the Term Loan Agreement and (iii) one or more other debt facilities or commercial paper facilities, in case of clause (iii) with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, as provided for in one or more agreements or instruments, in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced (including through capital markets transactions) in whole or in part from time to time in one or more agreements or instruments.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the

Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under "—Certain Covenants—Restricted Payments."

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock and the sale of Capital Stock upon the exercise of options and other rights under the Company's equity incentive plans) made for cash on a primary basis by the Company after the date of the indenture.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness incurred under clauses (1), (3) and (6) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock") in existence on the date of the indenture, until such amounts are repaid.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided, however, that:

(1)
if the Company or any Restricted Subsidiary:

(a)
has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Cash Flow and Fixed Charges (taking into account any interest rate agreements applicable to such Indebtedness) for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)
has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)
if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Sale or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an Asset Sale:

(a)
the Consolidated Cash Flow for such period will be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period; and

(b)
Fixed Charges for such period will be reduced by an amount equal to the Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)
if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, including a single asset or all or substantially all of an operating unit, division or line of business, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in the reasonable judgment of a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the Commission related thereto)). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)
the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)
the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)
any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)
all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company; plus

(5)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by the Company or any Restricted Subsidiary;

in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect on the date of the indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

        The term "guarantee" means a guarantee, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each of:

(1)
Whittier Pipeline Corporation, TexCal Energy (LP) LLC, TexCal Energy (GP) LLC, TexCal Energy South Texas L.P. and Catco Energy LLC; and

(2)
any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1)
interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2)
foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

(3)
any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)
other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

        "Holder" means a Person in whose name a note is registered.

        "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of bankers' acceptances;

(4)
representing Capital Lease Obligations and all Attributable Debt;

(5)
representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)
representing any Hedging Obligations,

if and to the extent any of the preceding items (other than Attributable Debt, letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified

Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar- Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

        The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and

(3)
the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)
such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

(2)
such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

(3)
there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)
the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)
if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that endorsements of negotiable instruments and documents in the ordinary course of business shall in each case not be deemed to be an Investment.

        For purposes of "Certain Covenants—Restricted Payments":

(1)
"Investment" will include the portion (proportionate to the Company's Equity Interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted

  Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value of the net assets (as determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Issue Date" means the date of original issuance of the notes.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.

        "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(1)
any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2)
any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under "—Repurchase at the Option of Holders—Assets Sales."

        "Minority Interest" means the percentage interest represented by any shares of stock of any class of Capital Stock of a Restricted Subsidiary of the Company that are not owned by the Company or a Restricted Subsidiary of the Company.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)
any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)
any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)
all distributions and other payments required to be made to holders of Minority Interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

        "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

(1)
as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)
no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)
as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Oil and Gas Business" means:

(1)
the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other hydrocarbon properties;

(2)
the gathering, marketing, treating, processing (but not refining), storage, selling and transporting (including the ownership and operation of common carrier pipelines) of any production from those interests; and

(3)
any activity necessary, appropriate or incidental to the activities described above.

        "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)
direct or indirect ownership of crude oil, natural gas, other related Hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

(2)
the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly-traded limited partnerships.

        "Permitted Holders" means:

(1)
Timothy M. Marquez and Bernadette B. Marquez, individually or as Trustees of the Marquez Trust dated February 26, 2002;

(2)
any beneficiary of the Marquez Trust dated February 26, 2002 or any person who is of lineal or collateral consanguinity to Timothy M. Marquez or Bernadette B. Marquez; and

(3)
entities 80% or more of the Voting Stock of which is directly or indirectly owned by any of the preceding persons, but only for so long as such persons directly or indirectly own 80% or more of the Voting Stock of such entities.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

(1)
a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary;

(2)
another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)
cash and Cash Equivalents;

(4)
receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)
stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(7)
any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(8)
Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with "—Repurchase at the Option of Holders—Asset Sales";

(9)
Investments in existence on the Issue Date and any renewal or replacement thereof on terms and conditions not materially less favorable than that being renewed or replaced;

(10)
Hedging Obligations permitted to be incurred in compliance with "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

(11)
any Investment by the Company or any of its Restricted Subsidiaries, together with all other outstanding Investments pursuant to this clause (11), having an aggregate fair market value on the date such Investment was made and without giving effect to any subsequent change in value, in an amount not to exceed as of the date of such incurrence, the greater of (i) $10.0 million and (ii) 2 1/2% of Adjusted Consolidated Net Tangible Assets;

(12)
Guarantees issued in accordance with "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

(13)
prepaid expenses, surety and performance bonds and lease, tax, utilities, workers' compensation, performance and similar deposits made in the ordinary course of business;

(14)
Investments owned by a Person if and when it is acquired by the Company and becomes a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition;

(15)
Permitted Business Investments;

(16)
Investments in any units of any oil and gas royalty trust;

(17)
advances by the Company or any Restricted Subsidiary to any of its full-time employees for housing loans and for the payment of relocation expenses which do not exceed $2.0 million at any time outstanding in the aggregate to all employees of the Company and its Restricted Subsidiaries; and

(18)
Investments made as a result of the receipt of non-cash consideration from a sale of assets that was made pursuant to and in compliance with clause (12) of the proviso of the definition of "Asset Sale."

        "Permitted Liens" means, with respect to any Person:

(1)
Liens securing Indebtedness incurred under clause (1) and (13) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and other related obligations of the Company and the Restricted Subsidiaries under Credit Facilities;

(2)
pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)
Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)
Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)
Liens in favor of the issuer of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business except to the extent that such letters of credit relate to trade payables and such obligations are not satisfied within five (5) Business Days of such incurrence;

(6)
encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership or lease of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)
Liens securing Hedging Obligations of the Company and its Restricted Subsidiaries;

(8)
leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)
judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)
Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:

(a)
the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and

(b)
such Liens are created within 180 days of repair, improvement, construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);

(11)
Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(a)
such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)
such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

(12)
Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)
Liens not otherwise described in clause (1) of this definition existing on the Issue Date;

(14)
Liens on property at the time the Company acquired the property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)
Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Guarantor;

(17)
Liens securing the notes, the Subsidiary Guarantees and other Obligations arising under the indenture;

(18)
Liens securing Permitted Refinancing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19)
Liens in respect of Production Payments and Reserve Sales;

(20)
Liens on pipelines and pipeline facilities that arise by operation of law;

(21)
farmout, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business;

(22)
Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(23)
Liens encumbering assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such assets;

(24)
Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness; and

(25)
additional Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)
the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)
such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)
if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)
such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Senior Debt" means

(1)
all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)
any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)
all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)
any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates; or

(b)
any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement or any Indebtedness of a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Subsidiary Guarantee pursuant to a written agreement, as the case may be.

        "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantee" means any guarantee by a Guarantor of the Company's payment Obligations under the indenture and on the notes.

        "Term Loan Agreement" means that certain Term Loan Agreement, dated as of May 7, 2007, among the Company, the guarantors parties thereto, the financial institutions parties thereto, Credit

Suisse, Cayman Islands Branch, as Administrative Agent, and UBS Securities LLC, as Syndication Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced (including through capital markets transactions) from time to time.

        "Unrestricted Subsidiary" means:

(1)
any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)
all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)
such designation and the Investment of the Company in such Subsidiary complies with "Certain Covenants—Restricted Payments";

(4)
such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries taken as a whole;

(5)
such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)
to subscribe for additional Capital Stock of such Person; or

(b)
to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)
on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant on a pro forma basis taking into account such designation.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)
the then outstanding principal amount of such Indebtedness.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to the exchange of old notes for new notes and to the ownership and disposition of new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Code, Treasury Regulations, administrative rulings, and judicial decisions thereunder now in effect, all of which are subject to change, possibly on a retroactive basis, or to different interpretations. This summary deals only with holders who purchased old notes at a price equal to the issue price of the old notes (i.e., the first price at which a substantial amount of the old notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) and who held the old notes and will hold the new notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to investors that may be subject to special tax rules, including U.S. expatriates, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the notes as a position in a hedging transaction, "straddle", or "conversion transaction" for tax purposes, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (and holders of interests therein), or United States Holders (as defined below) that have a "functional currency" other than the U.S. dollar. Moreover, this summary does not address alternative minimum tax consequences, if any, or any state, local, or foreign tax consequences to holders of the notes. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

        INVESTORS EXCHANGING OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

United States Holders

        You are a "United States Holder" for purposes of this discussion if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, that was created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation, regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        If an entity treated as a partnership for federal income tax purposes (a "Partnership") holds the notes, the tax treatment of a partner or member will generally depend upon the status of the partner or member and the activities of the Partnership. If you are a partner or member of a Partnership that will acquire our notes, you should consult your tax advisor.

Exchange Offer

        The exchange of old notes for new notes should not constitute a material modification of the terms of a note and therefore should not constitute a taxable event for U.S. federal income tax purposes. Accordingly, a holder should not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder's basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

Stated Interest and Original Issue Discount

        Stated interest on the new notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

        The old notes were issued with original issue discount ("OID") for United States federal income tax purposes. Since the terms of the new notes are substantially identical to the terms of the old notes, the discussion of the United States federal income tax consequences with regard to OID applies to both the old notes and the new notes. Generally, you must include OID, which is more than a statutorily defined de minimis amount, in income before you receive cash attributable to that income. The amount of OID is equal to the excess of a note's "stated redemption price at maturity" over its issue price (as defined above). The "stated redemption price at maturity" of a note is the sum of all payments required to be made on the note other than payments of "qualified stated interest" (i.e., generally, stated interest that is unconditionally payable in money at least annually).

        Regardless of your method of accounting, you will be required to accrue OID on a constant yield basis and include such accruals in gross income in advance of the receipt of cash attributable to that income. The amount of OID allocable to an accrual period is equal to the difference between (i) the product of the "adjusted issue price" of the note at the beginning of the accrual period and its "yield to maturity" (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (ii) the amount of any qualified stated interest allocable to the accrual period. An "accrual period" may be of any length and may vary in length over the term of the debt instrument, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest. The "yield to maturity" of a note is the interest rate that, when used to compute the present value of all payments to be made on the note, produces an amount equal to the issue price of the note. You will generally have to include in income increasingly greater amounts of OID in successive accrual periods. Your adjusted tax basis in the new note will be equal to your adjusted tax basis in the old note, which generally will be your original cost increased by the amount of OID included in your gross income with respect to such note under the rules discussed above and decreased by the amount of any payment other than qualified stated interest with respect to such note.

        You may elect, subject to certain limitations, to include all interest that accrues on a note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest and OID. When applying the constant yield method to a note for which this election has been made, the issue price of a note will equal your basis in the note immediately after its acquisition and the issue date of the note will be the date of its acquisition by you. This election generally will apply only to the note with respect to which it is made and may not be revoked without IRS consent.

        The OID inherent in the notes is not "significant" OID within the meaning of Section 163(i) of the Code. As a result, the notes should not be classified as "applicable high yield discount obligations" and all interest (including OID) accrued on the notes should be deductible by the Company when accrued.

Certain Additional Payments

        In certain circumstances (see "Description of the New Notes"), we may pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the contingency of paying such additional amounts as affecting the determination of "the yield to maturity" of the notes or giving rise to any accrual of OID or recognition of ordinary income upon redemption, sale, or exchange of the notes, because we have determined that such contingency is remote or incidental. However, additional income will be recognized if any such additional payment is made. Our determination that this contingency is remote or incidental is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. Our determination is not binding on the IRS, however, and the IRS may take a different position, in which case the timing, character, and amount of income may be different.

Sale, Exchange, or Redemption of the Notes

        Unless a nonrecognition applies, upon the sale, exchange, redemption, or other taxable disposition of a note, you generally will recognize capital gain or loss equal to the difference between the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption, or other disposition (except to the extent this amount is attributable to accrued and unpaid interest and OID, which is taxable as ordinary income to the extent not already included in your income) and your adjusted tax basis in the note. The gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other taxable disposition you have held the notes for more than one year. The deductibility of capital losses is subject to limitations. For non-corporate United States Holders, long-term capital gains are generally taxed at lower rates than ordinary income under current law.

Information Reporting and Backup Withholding Tax

        In general, information reporting requirements will apply to certain non-corporate United States Holders with respect to payments of principal and interest on a note (including OID) and to the proceeds of the sale or other disposition of a note, and a backup withholding tax also may apply to these payments. If you are such a United States Holder, you generally will be subject to backup withholding, presently at a rate of 28%, unless you provide to the payor a correct taxpayer identification number and, in the case of interest payments (including OID), certain other information, certified under penalties of perjury, or you otherwise establish an exemption.

        Any amounts withheld from a payment to you under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

        As used in this tax discussion, a non-United States Holder means any beneficial owner of a note (other than a Partnership) that is not a United States Holder.

Payment of Interest

        Generally, payments of interest on a note (including OID) will qualify for the "portfolio interest" exemption and, therefore, will not be subject to U.S. federal income tax or withholding tax, provided that this interest income is not effectively connected with a United States trade or business conducted by you and provided that you:

  (1)
  do not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote;

  (2)
  are not, for U.S. federal income tax purposes, a controlled foreign corporation related to us through stock ownership;

  (3)
  are not a bank receiving interest on a loan entered into in the ordinary course of your business within the meaning of Section 881(c)(3)(A) of the Code; and

  (4)
  appropriately certify as to your foreign status.

        You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN (or successor form) to us or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the financial institution or other agent. Your financial institution or other agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates, and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners, or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from non-United States Holders.

        Interest income of a non-United States Holder (including OID) that is not effectively connected with such holder's conduct of a United States trade or business and that does not qualify for the portfolio interest exemption described above will generally be subject to a withholding tax at a 30% rate unless the non-United States Holder provides us or our paying agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction of, withholding under an applicable income tax treaty.

Sale, Exchange, or Redemption of the Notes

        You will generally not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, or other disposition of a note unless:

  (1)
  the gain is effectively connected with your conduct of a United States trade or business (and if an applicable treaty so requires, is attributable to a permanent establishment in the United States); or

  (2)
  you are an individual who has been present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other requirements are met.

Income or Gain Effectively Connected with a United States Trade or Business

        A non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest on the notes (including OID) and gain from the sale of the notes if the interest or gain is effectively connected with a United States trade or business conducted by the non-United States Holder (and, if an applicable tax treaty so requires, is attributable to a permanent establishment of the non-United States Holder in the United States). Effectively connected interest (including OID) received or gain realized by a corporate non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though effectively connected interest (including OID) is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is generally not subject to withholding tax if the non-United States Holder provides a properly executed IRS Form W-8ECI (or successor form) to us or our agent.

Information Reporting and Backup Withholding Tax

        Payments to you of interest on a note (including OID), and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest (including OID) and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        United States backup withholding tax generally will not apply to payments to you of interest (including OID) and principal on a note if the certification described in "—Non-United States Holders—Payment of interest" is duly provided by you or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person or that the exemption conditions are not satisfied.

        Information reporting requirements and backup withholding tax generally will not apply to any payment to you of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations). However, if the broker:

  (1)
  is a United States person,

  (2)
  derives 50% or more of its gross income from all sources for certain periods from the conduct of a United States trade or business,

  (3)
  is a controlled foreign corporation as to the United States, or

  (4)
  is a foreign partnership that, any time during its taxable year, has more than 50% of its income or capital interests owned in the aggregate by United States persons, or is engaged in the conduct of a United States trade or business, then payment of the proceeds will be subject to information reporting requirements unless the broker has documentary evidence in its records that you are a non-United States Holder and certain other conditions are met, or you otherwise establish an exemption.

        Payment to you of the proceeds of a disposition of a note to or through the U.S. office of a foreign or U.S. broker is subject to information reporting and backup withholding requirements, unless you provide the certification described in "—Non-United States Holders—Payment of interest" or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a United States person or that the exemption conditions are not satisfied.

        Any amounts withheld from a payment to you under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

        THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

 PLAN OF DISTRIBUTION

        If you want to participate in the exchange offer, you must represent, among other things, that you:

  •
  are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act (or if you are such an "affiliate", you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

  •
  are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

  •
  acquired the new notes issued in the exchange offer in the ordinary course of your business;

  •
  are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities; and

  •
  are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under "The Exchange Offer—Terms of the Exchange Offer" and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer where such old notes were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any old notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to Corporate Secretary, Venoco, Inc., 6267 Carpinteria Ave., Suite 100, Carpinteria, California 93013; telephone: 805-745-2253.

        We have agreed in the registration rights agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and the related guarantees will be passed upon for us by Bracewell & Guiliani LLP.

EXPERTS

        The consolidated financial statements of Venoco, Inc. included in Venoco, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Venoco, Inc.'s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Venoco, Inc. as of December 31, 2007 and for the two years then ended incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Estimates of our oil and natural gas reserves and related information as of December 31, 2008 and 2007 incorporated by reference in this prospectus have been derived from engineering reports prepared by DeGolyer & MacNaughton. Estimates of our oil and natural gas reserves and related information as of December 31, 2006 incorporated by reference in this prospectus have been derived from an engineering report prepared by DeGolyer & MacNaughton with respect to certain of our properties and an engineering report prepared by Netherland, Sewell & Associates, Inc. with respect to the remainder. The estimates have been so incorporated in reliance upon the reports of those firms given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information regarding the public reference room. Our filings with the SEC are also available to the public through the SEC's website www.sec.gov.

        We also make available on our website, free of charge, our SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.venocoinc.com. The information contained on our website is not incorporated by reference in this document.

INCORPORATION BY REFERENCE

        The following reports, including the exhibits thereto, are incorporated by reference in, and are an integral part of, this prospectus, and references to this "prospectus" include the documents (or portions of documents) incorporated by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009, June 30, 2009 and September 30, 2009; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 13, 2009, February 3, 2009, February 6, 2009, June 23, 2009, July 2, 2009, July 20, 2009, September 30, 2009, October 5, 2009, October 7, 2009 and December 23, 2009.

        Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K) prior to the completion of this offering are also incorporated by reference in this prospectus.

        Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may obtain copies of any of the foregoing documents without charge upon written or oral request directed to Corporate Secretary, Venoco, Inc., 6267 Carpinteria Avenue, Carpinteria, CA 93013-1423; telephone: 805-745-2253.

Venoco, Inc.

Offer to Exchange Up To

$150,000,000

11.50% Senior Notes due 2017
Which Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding Unregistered
$150,000,000 of 11.50% Senior Notes due 2017

                        , 2009

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors

        Venoco, Inc. and Whittier Pipeline Corporation are Delaware corporations. Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors or other authorized person that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article 10 of Venoco, Inc.'s certificate of incorporation generally provides that it will indemnify its directors and officers and certain other persons to the extent permitted by the DGCL. In addition, Venoco has entered into an indemnification agreement with each of its directors, and an employment agreement with certain of its officers, pursuant to which it has agreed, in general, to indemnify those persons to the extent permitted by the DGCL.

        Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Venoco maintains policies insuring it and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

        Article VIII of Venoco's certificate of incorporation and Section 10 of Whittier Pipeline Corporation's certificate of incorporation eliminate in certain circumstances the monetary liability of its directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

  •
  for a breach of the director's duty of loyalty to Venoco or its stockholders;

  •
  for acts or omissions by the director not in good faith;

  •
  for acts or omissions by the director involving intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and

  •
  for any transaction from which the director derived an improper personal benefit.

        In addition, Article XV of Venoco's bylaws and Article XV of Whittier Pipeline Corporation's bylaws generally provide that they will indemnify their directors and officers and certain other persons to the fullest extent permitted by the DGCL.

        Catco Energy LLC, TexCal Energy (LP) LLC , and TexCal Energy (GP) LLC are Delaware limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA"), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each of those entities contains indemnification provisions that generally provide that it will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent, and may advance to them or reimburse them for expenses incurred in connection therewith.

        As a Texas limited partnership, TexCal Energy South Texas L.P. is subject to the Texas Revised Limited Partnership Act ("TRLPA"). Section 11.02 of the TRLPA provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person's conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person's conduct was at least not opposed to the partnership's best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the TRLPA, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

        The limited partnership agreement of TexCal Energy South Texas L.P. contains an indemnification provision that generally provides that it will indemnify any person against any losses, damages, costs, expenses or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent and certain other persons, and may advance to them or reimburse them for expenses incurred in connection therewith.

Item 21.    Exhibits and Financial Statement Schedules.

4.1	Indenture, dated as of October 7, 2009, by and among Venoco, Inc., the Guarantors named therein and U.S. Bank Trust National Association, as Trustee, relating to the 11.50% Senior Notes due 2017 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Venoco, Inc. filed on October 7, 2009).
4.3
Exchange and Registration Rights Agreement, dated as of October 7, 2009, by and among Venoco, Inc., the Guarantors named in the indenture governing the 11.50% Senior Notes due 2017 and certain representatives of the initial purchasers of such notes identified therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Venoco, Inc. filed on October 7, 2009).
5.1**	Opinion of Bracewell & Guiliani LLP as to the legality of the securities being registered.

10.1	Third Amended and Restated Credit Agreement, dated as of December 21, 2009, by and among Venoco, Inc. the Guarantors identified therein, the Lenders party thereto, Bank of Montreal, as Administrative Agent, BMO Capital Markets, as Lead Arranger, The Bank of Nova Scotia and The Royal Bank of Scotland PLC, as Co-Syndication Agents and Key Bank National Association and Union Bank, N.A., as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Venoco, Inc. filed on December 23, 2009).
10.2
Term Loan Agreement, dated as of May 7, 2007, by and among Venoco, Inc., the Guarantors identified therein, the Lenders party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, UBS Securities LLC, as Syndication Agent, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Joint Lead Arrangers, Lehman Commercial Paper Inc. and Bank of Montreal, as Co-Documentation Agents, and Lehman Brothers Inc. and BMO Capital Markets Corp., as Co-Arrangers, and First Amendment to Term Loan Agreement, dated as of November 7, 2007 (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K of Venoco, Inc. filed on March 17, 2008).
10.3
Collateral Trust Agreement, dated as of March 30, 2006, by and between Venoco, Inc. and Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Trustee (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K of Venoco, Inc. filed on April 5, 2006).
12.1*	Ratio of Earnings to Fixed Charges.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3**	Consent of Netherland, Sewell & Associates, Inc.
23.4**	Consent of DeGolyer & MacNaughton.
23.5**	Consent of Bracewell & Guiliani LLP (contained in Exhibit 5.1).
24.1**	Powers of Attorney.
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Indenture with respect to the 11.50% Senior Notes due 2017.
99.1*	Form of Letter of Transmittal.

*
Filed herewith.

**
Previously filed.

Item 22.    Undertakings

        The undersigned Registrants hereby undertake:

          (a)   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

      (i)
      any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

      (iii)
      the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

      (iv)
      any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on December 29, 2009.

VENOCO, INC.
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy M. Marquez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 29, 2009
* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	December 29, 2009
* Donna L. Lucas	Director	December 29, 2009
* J.C. McFarland	Director	December 29, 2009
* Joel L. Reed	Director	December 29, 2009
* Mark A. Snell	Director	December 29, 2009
* M.W. Scoggins	Director	December 29, 2009

Signature		Title	Date

* Richard S. Walker		Director	December 29, 2009
*By:	/s/ TIMOTHY A. FICKER Timothy A. Ficker, as attorney-in-fact for each of the persons indicated

TEXCAL ENERGY (LP) LLC
By:	Venoco, Inc., Manager
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy M. Marquez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 29, 2009
* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	December 29, 2009
* Donna L. Lucas	Director	December 29, 2009
* J.C. McFarland	Director	December 29, 2009
* Joel L. Reed	Director	December 29, 2009

Signature		Title	Date

* Mark A. Snell		Director	December 29, 2009
* M.W. Scoggins		Director	December 29, 2009
* Richard S. Walker		Director	December 29, 2009
*By:	/s/ TIMOTHY A. FICKER Timothy A. Ficker, as attorney-in-fact for each of the persons indicated

TEXCAL ENERGY (GP) LLC
By:	Venoco, Inc., Manager
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy M. Marquez	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 29, 2009
* Douglas J. Griggs	Chief Accounting Officer (Principal Accounting Officer)	December 29, 2009
* Donna L. Lucas	Director	December 29, 2009

Signature		Title	Date

* J.C. McFarland		Director	December 29, 2009
* Joel L. Reed		Director	December 29, 2009
* Mark A. Snell		Director	December 29, 2009
* M.W. Scoggins		Director	December 29, 2009
* Richard S. Walker		Director	December 29, 2009
*By:	/s/ TIMOTHY A. FICKER Timothy A. Ficker, as attorney-in-fact for each of the persons indicated

TEXCAL ENERGY SOUTH TEXAS L.P.
By:	Texcal Energy (GP), LLC, General Partner
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)
By:	Texcal Energy (LP), LLC, General Partner
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Timothy M. Marquez		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 29, 2009
* Douglas J. Griggs		Chief Accounting Officer (Principal Accounting Officer)	December 29, 2009
* Donna L. Lucas		Director	December 29, 2009
* J.C. McFarland		Director	December 29, 2009
* Joel L. Reed		Director	December 29, 2009
* Mark A. Snell		Director	December 29, 2009
* M.W. Scoggins		Director	December 29, 2009
* Richard S. Walker		Director	December 29, 2009
*By:	/s/ TIMOTHY A. FICKER Timothy A. Ficker, as attorney-in-fact for each of the persons indicated

CATCO ENERGY LLC
By:	Venoco, Inc., Manager
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Timothy M. Marquez		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 29, 2009
* Douglas J. Griggs		Chief Accounting Officer (Principal Accounting Officer)	December 29, 2009
* Donna L. Lucas		Director	December 29, 2009
* J.C. McFarland		Director	December 29, 2009
* Joel L. Reed		Director	December 29, 2009
* Mark A. Snell		Director	December 29, 2009
* M.W. Scoggins		Director	December 29, 2009
* Richard S. Walker		Director	December 29, 2009
*By:	/s/ TIMOTHY A. FICKER Timothy A. Ficker, as attorney-in-fact for each of the persons indicated

WHITTIER PIPELINE CORPORATION
By:	/s/ TIMOTHY A. FICKER
Name:	Timothy A. Ficker
Title:	Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Timothy M. Marquez		Director and Chief Executive Officer (Principal Executive Officer)	December 29, 2009
* Douglas J. Griggs		Chief Accounting Officer (Principal Accounting Officer)	December 29, 2009
* Terry L. Anderson		Director	December 29, 2009
*By:	/s/ TIMOTHY A. FICKER Timothy A. Ficker, as attorney-in-fact for each of the persons indicated